Exhibit 10.2

DIRECTOR SUPPORT AGREEMENT

This DIRECTOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 19, 2018 (the “Execution Date”), by and between Spirit of Texas Bancshares, Inc., a Texas corporation (“Spirit”), Comanche National Corporation, a Texas corporation (the “Company”), and [                    ], an individual resident of the State of [                    ] (the “Undersigned”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Reorganization Agreement (as defined below).

RECITALS

WHEREAS, the Undersigned is a director of the Company and/or The Comanche National Bank, a national banking association and subsidiary of the Company (the “Bank”);

WHEREAS, in connection with the execution of this Agreement, Spirit and the Company are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which the Company will merge with and into Spirit, with Spirit continuing as the surviving entity (the “Merger”), and which further contemplates that the Bank and Spirit of Texas Bank, SSB, a Texas state savings bank and wholly-owned subsidiary of Spirit (“Spirit Bank”) will be combined through merger, with Spirit Bank continuing as the surviving entity, pursuant to a separate agreement and plan of merger;

WHEREAS, the term “Company” as used in this Agreement with respect to time periods after the Effective Time shall mean Spirit, as successor to the Company in the Merger;

WHEREAS, the Undersigned, as a director of the Company and/or the Bank, as the case may be, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning the Company’s and the Bank’s business and the relationships between the Company and the Bank, their respective subsidiaries, vendors and customers, and the Company’s and/or the Bank’s status and relationship with peer institutions that compete with Spirit, Spirit Bank, the Company and/or the Bank, and has had access to trade secrets, customer goodwill and proprietary information of the Company and/or the Bank and their respective businesses that constitute a substantial asset to be acquired by Spirit and Spirit Bank; and

WHEREAS, the Undersigned recognizes that Spirit’s willingness to enter into the Reorganization Agreement is dependent on the Undersigned entering into this Agreement (including the anti-piracy/non-solicitation/non-competition covenants below) and, therefore, this Agreement is incident thereto.

NOW, THEREFORE, for the new Confidential Information the Undersigned will be provided , training that is expected to be made available to the Undersigned and for other good and valuable consideration contained herein and in the Reorganization Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Director Support. The Undersigned agrees to use [his/her] best efforts to refrain from harming the goodwill and business relationships of Spirit, Spirit Bank, the Company, the Bank and their respective subsidiaries, and their respective customer and client relationships during the term of this Agreement.

2.    Non-Disclosure Obligations. The Undersigned agrees that [he/she] will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of Spirit, Spirit Bank, the Company or the Bank to third parties, or make any use thereof, directly or indirectly. The Undersigned also agrees that [he/she] shall deliver promptly to Spirit or the Company at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of Spirit, Spirit Bank, the Company or the Bank, or Confidential Information or other information regarding third parties, learned in such person’s position as a director, officer, employee or shareholder of the Company or the Bank, as applicable.

For purposes of this Agreement, “Confidential Information” means and includes Spirit’s, Spirit Bank’s, the Company’s and the Bank’s confidential and/or proprietary information and/or trade secrets, including those of their respective subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for Spirit, Spirit Bank, the Company, the Bank or any of their respective subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party; (b) was available to the disclosing party, prior to disclosure by Spirit, Spirit Bank, the Company or the Bank, as applicable, on a non-confidential basis from a source other than the Undersigned and is not known by the Undersigned, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (c) was independently acquired or developed by the Undersigned without violating any obligations of this Agreement. The Undersigned acknowledges that Spirit’s, Spirit Bank’s, the Company’s and the Bank’s respective businesses are highly competitive, that this Confidential Information constitutes valuable, special and unique assets to be acquired by Spirit in the Merger and constitutes existing valuable, special, and unique assets held by the Company pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to Spirit.

3.    Non-Competition Obligations. The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director or officer of the Company or the Bank prior to the Effective Time of the Merger or as set forth on Schedule A hereto, in any capacity, directly or indirectly:

(a)    compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding the locations of the Bank before the Effective Time or, following the Effective Time, the locations of Spirit Bank banking centers that were formerly locations of the Bank (the “Market Area”), in a business as a federally insured depository institution;

(b)    take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or Governmental Body (each, a “Person”) engaging in a business similar to that of Spirit, Spirit Bank, the Company or the Bank anywhere within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, up to one percent (1%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area;

(c)    (i) call on, service, solicit or respond to inquiries for competing business from customers of Spirit, Spirit Bank, the Company or the Bank or any of their respective Affiliates if, within the twelve (12) months before the Execution Date, the Undersigned had or made contact with the customer, or had access to information and files about the customer, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between Spirit, Spirit Bank, the Company or the Bank or any of their respective Affiliates and any such customer; or

(d)    call on, solicit, induce or respond to inquiries to or from any employee of Spirit, Spirit Bank, the Company or the Bank or any of their respective Affiliates whom the Undersigned had contact with, knowledge of, or association with in the course of service with the Company or the Bank (whether as an employee or a contractor) to terminate [his/her] employment from or contract with Spirit, Spirit Bank, the Company or the Bank or any of their respective Affiliates, and will not assist any other Person in such activities;

provided, however, that the restrictions in the foregoing (c) and (d) will not prohibit the Undersigned from responding to inquiries made in response to a general solicitation for customers or employees or publicly advertised employment opportunities (including through employment agencies).

The Undersigned may not avoid the purpose and intent of this Section 3 by engaging in conduct within the Market Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications or other similar methods.

4.    Non-Competition Covenant Reasonable. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Spirit’s acquisition of the Company and the goodwill and business prospects thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of the Company and/or the Bank and the Undersigned’s relationship with the customers of the Company and/or the Bank. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.

5.    Consideration. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, the Company agrees to provide the Undersigned with access to new Confidential Information and training relating to the Company’s business, which will become Spirit’s business after the Effective Time of the Merger, in a greater quantity and/or expanded nature than that already provided to the Undersigned. The Undersigned also will have access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of the Company and/or the Bank prior to the Merger.

6.    Injunctive Relief and Additional Remedies. The Undersigned acknowledges that the injury that would be suffered by Spirit or the Company as a result of a breach of the provisions of this Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to Spirit or the Company, as the case may be, for such a breach would be an inadequate remedy. Consequently, each of Spirit and the Company shall have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages and attorney’s fees, and, notwithstanding Spirit’s or the Company’s, as the case may be, right to so seek damages, the Undersigned waives any defense that an adequate remedy for Spirit or the Company, as the case may be, exists under law. If the Undersigned, on the one hand, or Spirit or the Company, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

7.    Extension of Restrictive Covenant Period. In the event that Spirit or the Company shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 of this Agreement by the Undersigned and Spirit or the Company is successful on the merits of such lawsuit, then any time period set forth in this Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned was in breach of this Agreement, so that Spirit or the Company, as the case may be, is provided the benefit of the full Non-Competition Period.

8.    Effectiveness of this Agreement. This Agreement shall become effective on the Execution Date. This Agreement shall automatically terminate and be of no further force or effect if (a) the Reorganization Agreement is not executed on or prior to the Execution Date, or (b) the Reorganization Agreement (once executed) is terminated in accordance with its terms and the Merger does not occur.

9.    Waiver; Amendment. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Any party may unilaterally waive a right which is solely applicable to it. Such action will be evidenced by a signed written notice. Neither the failure nor any delay in exercising any right, power or privilege under this Agreement by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

10.    Notices. All notices, consents, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

If to Spirit:

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Attention: Mr. Dean O. Bass, Chairman and Chief Executive Officer

Email: DBass@sotb.com

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attention: Mr. Peter G. Weinstock

Email: pweinstock@HuntonAK.com

If to the Company:

Comanche National Corporation

100 E. Central

Comanche, Texas 76442

Attention: Mr. William K. Nix, Chairman and Chief Executive Officer

                 Mr. Jeff D. Stewart, President

Email: kendall.nix@comanchenational.com

            jstewart@comanchenational.com

With a copy (which shall not constitute notice to:

Fenimore Kay Harrison & Ford, LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

Attention: Mr. Chet A. Fenimore

Email: cfenimore@fkhpartners.com

If to the Undersigned:

At the address set forth on the Undersigned’s signature page hereto.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

11.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Spirit, the Company and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of Spirit, the Company and any Person that acquires all or substantially all of the assets of Spirit or the Company.

12.    Governing Law; Jurisdiction. This agreement is to be construed in accordance with and governed by the laws of the State of Texas without regard for conflict of laws principles thereof. Any suit, action or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby must be brought in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Southern District of Texas (Houston Division), and each party irrevocably submits to the exclusive jurisdiction of such court in any such suit, action or other proceeding. Process in any suit, action or other proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Notwithstanding the foregoing a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

13.    Entire Agreement. This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein. In the event of a conflict between the terms of this Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement shall control.

14.    No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any restriction in this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of Spirit, Spirit Bank, the Company and the Bank to the maximum extent permissible.

16.    Representation by Counsel; Interpretation. Each party to this Agreement acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

17.    Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

18.    Counterparts. For the convenience of the parties hereto, this Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument. An email or electronic scan in “.pdf” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SPIRIT OF TEXAS BANCSHARES, INC.

By:
Name:	Dean O. Bass
Title:	Chairman and Chief Executive Officer

COMANCHE NATIONAL CORPORATION

By:
Name:	William K. Nix
Title:	Chairman and Chief Executive Officer

DIRECTOR

[NAME]

[Signature Page to Director Support Agreement]

SCHEDULE A

EXISTING CAPACITY